NEWS RELEASE
FOR IMMEDIATE RELEASE
IR CONTACT
Andrew Barwicki
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andrew@barwicki.com

MacKenzie Realty Capital Provides Development Update on Aurora at Green Valley

Orinda, Calif., (January 22, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) is pleased to announce an update on its development called Aurora at Green Valley, in Fairfield, CA.

Highlights:
•	Our Aurora project is progressing on schedule with no delays. See www.wisemanco.com/property/aurora-at-green-valley/
•	The schedule continues to indicate occupancy will begin during the third quarter for the first residential building, with the other two buildings delivered by the end of the year.
•
Sunrise Center clubhouse, with leasing offices, is scheduled to be delivered 45 days prior to the first residential building to assist in leasing activities.  That building already has drywall installed.  Indoor and outdoor furniture and fitness room equipment has been ordered.

•	Prior to opening of Sunrise Center, we will conduct pre-leasing activities from a professional office located in a nearby office building owned by an affiliate of MRC Aurora, LLC.
•	FPI, our independent property manager, is the biggest manager in northern California in terms of units managed.
•	The project has had minimal overruns – right now we forecast a total use of only 23% of the contingencies provided in our budget.
•
Next month we expect to commence drawing on our construction loan facility, as we will have invested our $12.5 million cash equity.  Our lender is Valley Strong Credit Union and they have already begun performing inspections so that our draw process is expected to be smooth.

•	Market occupancies for similar projects are maintaining at 95% occupancy, including Nova, the newest large project in Green Valley which has now stabilized its 281 units at that 95% level.
•
Rents in this market increased by 25% between 2021 and 2023.  Rents pulled back a bit at the end of 2023, but have resumed a positive trend and are now just about 3% off the rental peak established in 2023.  We believe there is not enough new product in this growth market to satisfy demand.

Robert Dixon, Chief Executive Officer at MacKenzie stated, “We are excited about the progress we are making in developing the Aurora project and are committed to be helping meet the continued demand for housing in the San Francisco Bay Area. This development is staying on the budget and schedule we initially disclosed. I want to thank our team here at MacKenzie as well as all the contractors and subcontractors involved.”

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to fully resume our operations and remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com